Exhibit 99.1

Garrison Capital Inc. to Merge with Portman Ridge Finance Corporation

Combined Entity To Be Managed by an Affiliate of BC Partners Advisors L.P.

NEW YORK – June 24, 2020 (GLOBE NEWSWIRE) — Garrison Capital Inc. (Nasdaq: GARS) (“GARS”) and Portman Ridge Finance Corporation (“PTMN”) (Nasdaq: PTMN) announced today that they have entered into a definitive agreement under which GARS will merge with and into PTMN, a business development company managed by Sierra Crest Investment Management LLC (“Sierra Crest”), an affiliate of BC Partners Advisors L.P. (“BC Partners”) and LibreMax Capital LLC. The transaction is the result of the previously announced review of strategic alternatives by GARS and has been approved by a unanimous vote of the Board of Directors of GARS (on the unanimous recommendation of the Special Committee of the Board of Directors of GARS) and the Board of Directors of PTMN.

Transaction Highlights

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The combined company will be externally managed by Sierra Crest and, based on the respective March 31, 2020 balance sheets, not adjusted for transaction expenses, would have had total investments of approximately $638.5 million, and a net asset value of approximately $207.0 million;

•	Stockholders should expect to realize immediate net investment income per share accretion following the closing of the transaction;

•	The transaction is expected to deliver operational synergies for the combined company as a result of the pro forma larger scale and elimination of redundant GARS expenses;

•	PTMN will assume GARS’ on-balance sheet CLO liabilities at the closing of the transaction; and

•	Following the transaction, current GARS stockholders are expected to own approximately 41.6% of the combined company;

Under the terms of the proposed transaction, GARS stockholders will receive a combination of (i) $19.1 million in cash (approximately $1.19 per share) from PTMN; (ii) PTMN shares valued at 100% of PTMN’s net asset value per share at the time of closing of the transaction in an aggregate number equal to GARS’ net asset value at closing minus the $19.1 million of PTMN cash merger consideration; and (iii) an additional cash payment from Sierra Crest, the external adviser to PTMN, of $5.0 million in the aggregate, or approximately $0.31 per share. GARS’ stockholders will receive value per share of approximately 105% of GARS’ net asset value per share from PTMN and Sierra Crest (based on March 31, 2020 net asset values per share of both GARS’ and PTMN’s stock and the aggregate value of cash consideration). Assuming a transaction based on respective March 31, 2020 net asset values for GARS ($105.7 million, or $6.59 per share) and PTMN ($120.4 million, or $2.69 per share), adjusted for expected transaction expenses, and PTMN’s closing price on June 23, 2020 of $1.25, the transaction (including the additional cash payment from Sierra Crest of $0.31 per share) currently values GARS shares at approximately $3.97 per share, which represents 62% of GARS’ March 31, 2020 net asset value (adjusted for expected transaction expenses) and a 43% premium to GARS’ closing price on June 23, 2020.

The exchange ratio for the stock component of the merger will be determined by the net asset value of GARS and PTMN as of the closing, calculated as of 5:00 p.m. New York City time on the day prior to the closing of the transaction. In addition to approval by GARS’ and PTMN’s respective stockholders, the closing of the merger is subject to customary conditions. The parties currently expect the transaction to be completed in the fourth calendar quarter of 2020.

“After a robust and thorough strategic alternatives process conducted by the Board of Directors, we believe this transaction is an excellent result for the GARS stockholders, along with continuing the growth objective and value creation for PTMN stockholders,” said Joseph Tansey, Chairman and Chief Executive Officer of GARS. “In addition to a significant cash consideration component, we believe the continued ownership of PTMN stock and their affiliation with the BCP Credit team and the overall BC Partners platform will provide stockholders with enhanced value and significant future upside.”

“We are very excited to merge Garrison Capital Inc. with Portman Ridge Finance Corporation, as it represents the continued execution of our vision for consolidation in the BDC space and is expected to be an accretive transaction for GARS and PTMN stockholders. With the combined entity being almost double the size of either current company, we believe stockholders will benefit from larger scale and hold sizes on the investment portfolio side, a reduction in per share public company costs and increased trading liquidity in the equity,” said Ted Goldthorpe, President and Chief Executive Officer of PTMN and Head of BC Partners Credit.

Transaction Advisors

Keefe, Bruyette & Woods, A Stifel Company served as exclusive financial advisor to the Special Committee of GARS’ Board of Directors. Proskauer Rose LLP served as counsel to GARS and Eversheds Sutherland (US) LLP served as counsel to the Special Committee of GARS’ Board of Directors. Simpson Thacher & Bartlett LLP served as counsel to PTMN.

Investor Presentation and Conference Call

PTMN and GARS will host a joint conference call on Thursday, June 25, 2020 at 2:00 pm Eastern Time to discuss the transaction. All interested persons are invited to participate on the call and can access the conference call by dialing (866) 757-5630. International callers can access the conference by dialing (707) 287-9356. Conference ID is 1077537.

About Garrison Capital Inc.

Garrison Capital Inc. is an externally managed, non-diversified, closed-end management Investment Company that has elected to be treated as a business development company under the Investment Company Act of 1940. GARS is managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group, and a registered investment adviser under the Investment Advisers Act of 1940 which provides the resources and expertise of the investment professionals at Garrison Investment Group.

GARS’ filings with the Securities and Exchange Commission (“SEC”), earnings releases, press releases and other financial, operational and governance information are available on GARS’ website at http://www.garrisoncapitalbdc.com.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. PTMN’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors L.P. and LibreMax Capital LLC.

PTMN’s filings with the SEC, earnings releases, press releases and other financial, operational and governance information are available on PTMN’s website at www.portmanridge.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding the completion of the transaction between GARS and PTMN. We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the transaction closing, (ii) the expected synergies and savings associated with the transaction, (iii) the expected elimination of certain expenses and costs due to the transaction, (iv) the percentage of GARS stockholders voting in favor of the transaction, (v) the percentage of PTMN stockholders voting in favor of the share issuance pursuant to the terms of the transaction, (vi) the possibility that competing offers or acquisition proposals for GARS will be made; (vii) the possibility that competing offers or acquisition proposals for GARS will be made; (vii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (viii) risks related to diverting management’s attention from GARS’ ongoing business operations, (ix) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense and liability, (x) the future operating results of our portfolio companies or the combined company, (xi) regulatory factors, (xii) changes in regional or national economic conditions, including but not limited to the impact of the COVID-19 pandemic, and their impact on the industries in which we invest, and (xiii) other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements made herein, unless required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. You should read this communication and the documents that we reference in this communication completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Additional Information and Where to Find It

In connection with the proposed transaction, GARS and PTMN plan to file with the SEC and mail to their respective stockholders a joint proxy statement on Schedule 14A (the “Joint Proxy Statement”), and PTMN plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”). The Joint Proxy Statement and the Registration Statement will each contain important information about GARS, PTMN, the proposed transaction and related matters. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. STOCKHOLDERS OF GARS AND PTMN ARE URGED TO READ THE JOINT PROXY STATEMENT AND REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GARS, PTMN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, www.sec.gov or, for documents filed by GARS, from GARS’ website at www.garrisoncapitalbdc.com and for document filed by PTMN, from PTMN’s website at www.portmanridge.com.

Participants in the Solicitation

GARS, its directors, certain of its executive officers and certain employees and officers of Garrison Capital Advisers LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of GARS is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2020. PTMN, its directors, certain of its executive officers and certain employees and officers of Sierra Crest Investment Management LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PTMN is set forth in its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GARS and PTMN stockholders in connection with the proposed transaction will be contained in the Joint Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

CONTACTS:

GARS

Garrison Capital Inc.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

www.garrisoncapitalbdc.com

Daniel Hahn – Chief Financial Officer

(212) 372-9590

contact@garrisoninv.com

Sierra Crest

Prosek Partners

Katherine Segura

+1 (646) 818-9266

ksegura@prosek.com

PTMN Portman Ridge Finance Corporation 650 Madison Avenue, 23rd floor New York, NY 10022 www.portmanridge.com Ted Gilpin – Chief Financial Officer (212) 891-5007 info@portmanridge.com